SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2006

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Employment Agreement with Richard E. Kessel

On July 12, 2006, Environmental Power Corporation (the “Company”) entered into an Employment Agreement with Richard E. Kessel (the “Employment Agreement”). The Employment Agreement, provides for the following principal terms:

•	Employment as the Company’s President and Chief Executive Officer commencing on July 17, 2006 (the “Commencement Date”), and appointment to the Company’s Board of Directors (the “Board”) promptly following the satisfaction of any applicable Board independence and composition requirements.

•	An initial annual salary of $300,000, subject to annual adjustment by the Compensation Committee of the Board.

•	Subject to approval by the Compensation Committee, the grant of non-qualified stock options to purchase up to 400,000 shares of the Company’s common stock, as described below.

•	Eligibility to participate at the same level as other executives reporting directly to the chief executive officer of the Company in any bonus plan adopted by the Company from time to time, subject to the terms of any such plan; and

•	Such medical, dental, retirement, vacation and other benefits as are made available from time to time to other similarly-situated employees of the Company, as well as a car allowance comparable to that afforded to other senior executives of the Company and five weeks paid vacation each year.

The Employment Agreement further provides that, notwithstanding the fact that Mr. Kessel will be an employee-at-will, the following termination provisions will apply:

•	Either the Company or Mr. Kessel may terminate the Employment Agreement upon sixty (60) days’ prior written notice.

•	In the event that the Company terminates the Employment Agreement without cause (as defined in the Employment Agreement), Mr. Kessel terminates the Employment Agreement for good reason (as defined in the Employment Agreement) or Mr. Kessel terminates his employment or the Company (or its successor) terminates Mr. Kessel’s employment for any reason within 180 days following a change in control (as defined in the Employment Agreement), Mr. Kessel will be entitled to the following:

•	continued coverage under the Company’s benefit plans through the termination date;

•	payment of all earned but unpaid compensation (including accrued unpaid vacation) through the effective date of termination, payable on or before the termination date;

•	reimbursement of any monies advanced or incurred by Mr. Kessel in connection with his Employment for reasonable and necessary Company-related business expenses incurred on or before the termination date;

•	payment of the equivalent of the Base Salary he would have earned over the next 18 months (less necessary tax withholdings) at his then current Base Salary rate (“Severance Payment”), payable in a lump sum on the first business day following the six (6) month anniversary of the effective date of termination, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), or, if not so required by Section 409A of the Code, then in a lump sum on the first business day following termination;

•	that portion of any annual bonus that Mr. Kessel would have been eligible to earn for the fiscal year in which his employment terminated, assuming that the Company’s performance is deemed to continue at the same rate for the remainder of the fiscal year, as is represented by the number of days Mr. Kessel was employed up to the date of termination divided by 365 (the “Pro-Rata Bonus”).

•	benefit continuation for a period of 18 months at the same level as Executive was receiving prior to the termination; and

•	a number of outstanding unvested stock options and restricted stock, if any, previously granted to

Mr. Kessel shall vest upon such termination in amount equal to the stock options and restricted stock that would have vested solely as a result of the passage of time (but not as the result of any other performance measure, stock price or other target) over the twelve (12) month period after such termination if Mr. Kessel remained employed by the Company (the “Accelerated Vesting”).

•	In the event that Mr. Kessel dies or become incapacitated, he or his estate will be entitled to receive:

•	payment of all earned but unpaid compensation through the effective date of termination, as specified in the notice,

•	the Pro-Rata Bonus, and

•	whatever benefits to which he or his estate may be entitled pursuant to the Company’s benefit plans

•	In the event that Mr. Kessel’s employment is terminated by the Company for cause, he will be entitled to receive only his earned but unpaid compensation (base salary and accrued vacation) through the date of termination.

The Employment Agreement also contains customary proprietary information and assignment of inventions provisions. Furthermore, the Employment Agreement provides that, during such time as Mr. Kessel is employed by the Company and for a period of two years thereafter, Mr. Kessel will not

•	engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that develops, manufactures, markets, licenses, sells or provides any product or service that utilizes or relates to any digester technology, or

•	solicit certain employees or customers of the Company.

The foregoing description is qualified in its entirety by the terms of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Non-Statutory Stock Option Agreements with Richard E. Kessel

On July 18, 2006, in accordance with the terms of the Employment Agreement, Environmental Power Corporation (the “Company”) entered into two Non-Statutory Option Agreements with Mr. Kessel (the “Option Agreements”). The Option Agreements provide for the following principal terms:

•	The first Option Agreement (the “First Option”) relates to the grant of an option under the Company’s 2005 Equity Incentive Plan, to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $6.30 per share, the fair market value of the Company’s common stock on July 17, 2006, the date of grant and the date Mr. Kessel commenced his employment (the “Commencement Date”). This option vests as follows:

•	100,000 shares vest on the six-month anniversary of the Commencement Date,

•	100,000 shares on the 18-month anniversary of the Commencement Date, and

•	50,000 shares on the 24-month anniversary of the Commencement Date.

•	The second Option Agreement relates to the grant of an option under the Company’s 2006 Equity Incentive Plan, to purchase up to 150,000 shares of the Company’s common stock at an exercise price of $6.30 per share. This option vests only if the Company’s common stock closes at a price per share equal to or in excess of $10.00 on or prior to December 31, 2007.

•	The First Option vests in full upon a change of control of the Company as defined in the Employment Agreement.

The foregoing description is qualified in its entirety by the terms of the Option Agreements, a copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreement with Richard E. Kessel

Pursuant to the terms of his Employment Agreement, the Company also entered into an Indemnification Agreement with Mr. Kessel. The Indemnification Agreement provides for the indemnification of Mr. Kessel in his capacity as an officer and/or director of the Company to the fullest extent allowed under the Company’s bylaws and Delaware law, and also provides for further indemnification in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which Mr. Kessel is a party or a witness, by reason of the fact he is or was an officer or director of the Company, in each case to the extent that Mr. Kessel has satisfied applicable standards of conduct. The Indemnification Agreement further provides for customary procedures regarding defense of claims, advancement of expenses and enforcement.

The foregoing description is qualified in its entirety by the terms of the Indemnification Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Consulting Agreements with Joseph E. Cresci and Donald A. Livingston

On July 17, 2006, the Company entered into Consulting Agreements with each of Joseph E. Cresci and Donald A. Livingston (the “Consulting Agreements”). The Consulting Agreements, which are retroactive to July 1, 2006, provide for the following principal terms:

•	Each of Messrs. Cresci and Livingston agree to provide such services, and undertake such projects, as the Board or the Company’s Chief Executive Officer may direct, on a substantially full-time basis, during the period ending on December 31, 2006, in the case of Mr. Livingston, and September 30, 2006, in the case of Mr. Cresci.

•	Each of Messrs. Cresci and Livingston will be compensated at the rate of $41,666.66 per month during their respective consulting period.

•	The Consulting Agreements contain customary proprietary information and assignment of inventions provisions.

•	Messrs. Cresci and Livingston agree that they will not compete with the Company, or solicit the Company’s employees, during the consulting period and for a period of five (5) years thereafter.

The letter agreements between the Company and each of Messrs. Cresci and Livingston, dated July 13, 2005, as amended to date, which set forth certain matters relating to the retirement of Messrs. are unaffected by the terms of the Consulting Agreements and remain in full force and effect. In addition, each of Messrs. Cresci and Livingston will continue to serve as directors of the Company, with Mr. Cresci continuing to serve as Chairman of the Board of Directors in a non-executive capacity.

The foregoing description is qualified in its entirety by the terms of the Consulting Agreements, copies of which are filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Transition Agreement with Kamlesh R. Tejwani

On July 17, 2006, the Company entered into a Transition Agreement with Kamlesh R. Tejwani, the Company’s outgoing President and Chief Executive Officer (the “Transition Agreement”). The Transition Agreement provides for the following principal terms:

•	Mr. Tejwani resigns from his positions as President and Chief Executive Officer of the Company, effective July 17, 2006.

•	Mr. Tejwani retains his position as Vice Chairman, in which capacity he agrees to provide such services, and undertake such projects, as the Board or the Company’s Chief Executive Officer may direct, on a substantially full-time basis, until at least June 30, 2007, or such earlier date as the Company may determine.

•	Mr. Tejwani will continue to receive his current salary for the entire transition period.

•	Following the transition period, unless he is terminated for cause (as defined in the Transition Agreement) Mr. Tejwani will be entitled to separation payments and benefits, as follows:

•	Separation payments equal to one year’s base salary ($225,000), beginning with a lump sum payment equal to six months’ base salary on the date which is six months after the end of his employment with the Company, with the balance paid in equal monthly installments thereafter.

•	During the 12-month period following the later of (i) December 31, 2006 or (ii) the end of his employment with the Company, the Company will continue to provide Mr. Tejwani with his current medical, dental and life insurance benefits.

•	In addition, if Mr. Tejwani’s services are terminated prior to December 31, 2006, he would be entitled to be paid his current salary and benefits through such date.

•	During the transition period and, if the transition period is terminated without cause, until June 30, 2007, the Company will continue to provide Mr. Tejwani with his current car lease and cell phone reimbursement, as well as office space and office equipment in New York City comparable to his current arrangements.

The Transition Agreement is in lieu of and supersedes the employment agreement, dated July 3, 2003, between Mr. Tejwani and the Company, as amended to date, except that the proprietary information, assignment of inventions, non-competition and non-solicitation provisions of his employment agreement survive.

The foregoing description is qualified in its entirety by the terms of the Transition Agreement, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 17, 2006, Mr. Tejwani executed the Transition Agreement with the Company described in Item 1.01, above, whereby he resigned as the Company’s President and Chief Executive Officer, effective July 17, 2006. On July 12, 2006, Richard Kessel entered in to the Employment Agreement described in Item 1.01, above, pursuant to which he agreed to become the Company’s President and Chief Executive Officer, effective July 17, 2006. Mr. Tejwani will remain as Vice Chairman of the Board of Directors.

The Company has appointed Richard E. Kessel, age 56, to serve as its President and Chief Executive Officer effective as of July 17, 2005. From October 2003 to the present, Mr. Kessel has been President and Chief Executive Officer of Bedford Partners, a consulting firm assisting private equity firms in acquiring energy, water, waste and other service related enterprises. From July 1, 2002 to September 30, 2003, Mr. Kessel served as the President and Chief Executive Officer for North America, and a Senior Vice President of, Suez Environment, an international company focused on water, wastewater and waste services. The North American operations overseen by Mr. Kessel were comprised of five companies with over 9,200 employees, $1.3 billion in annual revenues and $1.5 billion in assets. Mr. Kessel served as President and Chief Executive Officer of Trigen Energy Corporation, an energy services company with $1 billion in assets, $533 million in annual revenue and 34 operating facilities in 22 states, from April 1, 2000 to June 30, 2002, after serving as its Executive Vice President and Chief Operating Officer from December 1993 to March 31, 2000. Previously, Mr. Kessel was President and Chief Executive Officer of United Thermal Corporation (acquired by Trigen), which owned and operated the district energy systems in Baltimore, Boston, Philadelphia and St. Louis, and Chief Operating Officer of Sithe Energies, Inc., a developer of independent power projects in the United States and global markets. Mr. Kessel holds a B.S. in electrical engineering from Manhattan College, completed the course work for a masters in finance from New York University’s Stern School of Business and received an advanced management degree from the Wharton School of Business Executive Program.

A description of the material terms of Mr. Kessel’s employment with the Company is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

On July 18, 2006, the Company issued a press release announcing its appointment of Richard Kessel as its President and Chief Executive Officer and President of its subsidiary, Microgy, Inc. A copy of the press release issued in connection with this announcement is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Mr. Kessel does not have any relationship and has not been involved in any related transaction with the Company that would require disclosure pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
10.1	Employment Agreement, dated July 12, 2006, between the Company and Richard E. Kessel

10.2	Non-Statutory Stock Option Agreement, dated July 18, 2006, between the Company and Richard E. Kessel

10.3	Non-Statutory Stock Option Agreement, dated July 18, 2006, between the Company and Richard E. Kessel

10.4	Indemnification Agreement, dated July 12, 2006, between the Company and Richard E. Kessel

10.5	Consulting Agreement, dated July 17, 2006, between the Company and Joseph E. Cresci

10.6	Consulting Agreement, dated July 17, 2006, between the Company and Donald A. Livingston

10.7	Transition Agreement, dated July 17, 2006, between the Company and Kamlesh R. Tejwani

99.1	Press Release dated July 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ John F. O’Neill
John F. O’Neill
Chief Financial Officer

Dated: July 18, 2006